SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012 (September 17, 2012)

PAZOO, Inc.
(Exact name of Registrant as specified in charter)

Nevada	333-178037	27-3984713
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

15A Saddle Road
Cedar Knolls, New Jersey  07927
 (Address of Principal Executive Offices)

_________________________________
(Prior Address if Changed From Last Report)

(973) 455-0970
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sale of Equity Securities.

Common Stock: On or about September 17, 2012, the Company issued a total of  537,500 shares of restricted common stock to certain experts (as disclosed below) who have agreed to be included in the “Our Experts” section of the Company’s website.  Each Expert has executed an expert services contract.  The issuances were as follows: Sheila Kay (50,000); Michael Tranquilli (50,000); Dena Mosola (25,000); Matthew Moghaddom (25,000); Laura Miranda (25,000); Richard Seelig (25,000); Randy Rabney (25,000); Terri Rozyla (25,000); Nitin Chhoda (25,000); Aurora Marks (25,000); Christine Watkins (25,000); Cami Smalley (25,000); Jason Levy (25,000); Tanya Maximoff (25,000); Lois Kramer-Perez (25,000); David Philp (25,000); Gregory Jamiel (25,000); Danielle Weinstein (25,000); Elizabeth Bradley (25,000);  and Janice Morra (12,500). On September 25, 2012, Integrated Capital Partners, Inc. (“ICPI”) converted 100,000 shares of Series A Convertible Preferred Stock into 1,000,000 shares of Common Stock pursuant to, and in accordance with, an Investment Agreement dated January 3, 2011 (See, Exhibit 99.01, of the Company’s Form S-1 filed with the Securities and Exchange Commission on November 18, 2011).

Item 7.01  Regulation FD Disclosure.

On September 17, 2012 the Company announced in a press release (Pazoo, Inc. Experiences Dramatic Increases in Web Traffic, Page Views and Unique Visitors on WWW.Pazoo.com) that the Company expected a 1,000% increase in unique visitors to Pazoo.com due to social media programs and 70,000 local televisions spots which began to air.  A copy of the press release is attached hereto as Exhibit 99.01. On September 17, 2012 the Company announced in a press release (Pazoo gains listing on German Stock Exchanges – Continues Preparations for Business Expansion into Germany) that the Company gained listing on the Berlin and Munich stock exchanges. A copy of the press release is attached hereto as Exhibit 99.02.  On September 19, 2012 the Company announced in a press release (Largest Chain of Pet Stores in New England Agrees to Carry Pazoo’s PetMax Line of Products) that the Company obtained an agreement with Pet Life, New England’s largest independent chain of pet stores, that it would carry the Pazoo’s private label PetMax line of products as soon as they are available for distribution. A copy of the press release is attached hereto as Exhibit 99.03. On September 20, 2012 the Company announced in a press release (Nutrition Zone to Carry Pazoo, Inc.’s CellMax Stem Cell Nutrition Concentrate) that the Company reached an agreement that New Jersey based Nutrition Zone to carry Pazoo’s private label CellMax line of products, representing a quicker than planned sales of Pazoo products in brick and mortar locations. A copy of the press release is attached hereto as Exhibit 99.04.   On September 24, 2012 the Company announced in a press release (Pazoo CEO to Be Interviewed 9PM Tonight on “Hanging Out with Dave & Dave” Hosted by David Deutsch and Dave Philp) that the Company’s CEO was to appear on the live streamed Hanging Out with Dave & Dave program to promote Pazoo. A copy of the press release is attached hereto as Exhibit 99.05.  On September 26, 2012 the Company announced in a press release

(Pazoo, Inc. CEO, David Cunic, Invited to Speak at the Private Practice Summit in Las Vegas) that the Company’s CEO was invited, for the third consecutive year, to be a speaker at the annual Private Practice Summit to be held in Las Vegas, Nevada.  Mr. Cunic will take this opportunity to promote the unique Pazoo, Inc. health and wellness platform.    A copy of the press release is attached hereto as Exhibit 99.06.   The information in this Form 8-K being furnished under this Item 7.01 and Exhibit 99.01 through 99.06 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

a.	Exhibits.
	99.01	Press Release dated September 17, 2012.
	99.02	Press Release dated September 17, 2012.
	99.03	Press Release dated September 19, 2012.
	99.04	Press Release dated September 20, 2012.
	99.05	Press Release dated September 24, 2012.
	99.06	Press Release dated September 26, 2012..

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2012	Pazoo, Inc. (Registrant)

/s/ David M. Cunic
David M. Cunic/ CEO